Exhibit 10.2

XOMA (US) LLC
EMPLOYMENT AGREEMENT

NAME:  John Varian

TITLE:  Interim Chief Executive Officer

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made as of the 31st day of August, 2011, by and between XOMA (US) LLC (the “Company”) and the person executing this Agreement as employee (“Employee”).

1.  Employment.  On the terms and conditions set forth herein, Company hereby employs Employee, and Employee hereby accepts such employment.  While employed hereunder, Employee shall devote all of the Employee’s best efforts and attention to the business and affairs of the Company.

2.  Position.  Employee is employed by the Company to render services to the Company in the position of Interim Chief Executive Officer.  Employee shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Employee by the Company.  Employee shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion.

3.  Compensation.  In consideration of the service to be rendered under this Agreement, the Company shall pay Employee a salary at the rate of $400,000 per year (“Base Salary”).  The Base Salary will be paid to Employee in equal, semi-monthly installments on the fifteenth and the last day of the month in accordance with the Company’s regularly established payroll practice.

4.  Benefits.  Employee shall be eligible to participate in the benefits made generally available by the Company to similarly-situated employees, in accordance with the benefits plans established by the Company, as may be amended from time to time in the Company’s sole discretion, excluding the Company’s CEO Incentive Compensation Plan and Management Incentive Compensation Plan.

5.  Expenses.  The Company shall reimburse Employee for reasonable business expenses incurred in the performance of Employee’s duties hereunder in accordance with the Company’s expense reimbursement guidelines.

6.  At-Will Employment.  The employment relationship between the Company and the Employee shall be “at-will” at all times.  Either the Company or the Employee may terminate Employee’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising under any statements, policies, or practices of the Company relating to the employment, discipline or termination of its employees.  Upon and after such termination, all obligations of the Company under this Agreement shall cease, except as provided in Paragraphs 7 and 10.

7.  Severance Payments.  Upon termination of Employee’s employment for any reason other than for Cause (as defined below) or upon Employee’s resignation for Good Reason (as defined below), Employee will be entitled to his then current salary pursuant to this Agreement for, if such termination or resignation occurs prior to December 31, 2011, a period of two (2) months or, if such termination or resignation occurs thereafter, a period of three (3) months, in each case following such termination or resignation.  “Cause” shall mean:

          (i)  willful material fraud or material dishonesty in connection with Employee’s performance hereunder;

         (ii)  failure by Employee to substantially perform the material duties of his job as Interim Chief Executive Officer;

         (iii)  material breach of this Agreement or the Company’s policies set forth on the Company’s Intranet Portal under “Policy Manual”;

         (iv)  misappropriation of a material business opportunity of the Company;

         (v)  misappropriation of any Company funds or property;  or

         (vi)  conviction of, or the entering of, a plea of guilty, or no contest, with respect to a felony or the equivalent thereof.

“Good Reason” shall mean, unless remedied by the Company within sixty (60) days after the receipt of written notice from the Employee as provided below or consented to in writing by the Employee, (i) the material diminution of any material duties or responsibilities of the Employee; or (ii) a material reduction in the Employee's base salary; provided, however, that the Employee must have given written notice to the Company of the existence of any such condition within ninety (90) days after the initial existence thereof (and the failure to provide such timely notice will constitute a waiver of the Employee’s ability to terminate employment for Good Reason as a result of such condition), and the Company will have a period of sixty (60) days from receipt of such written notice during which it may remedy the condition; provided further, however, that any termination of employment by the Employee for Good Reason must occur not later than one hundred eighty (180) days following the initial existence of the condition giving rise to such Good Reason in order to qualify for the severance pay set forth in this Paragraph 7.

8.  Proprietary Rights.  Employee agrees to sign and be bound by the terms of the Proprietary Information Agreement, which is attached hereto as Exhibit A.

9.  Agreement Not to Compete.  Notwithstanding any provisions of the Proprietary Information Agreement referred to in Paragraph 8 hereof, while employed hereunder by the Company, Employee will not (i) directly or indirectly, engage in any other occupation, employment, consultation, or other activity in competition with the business, developments, products, work, or activities of the Company; or (ii) engage, directly or indirectly, in any other business activity (whether or not for pecuniary advantage) that might interfere with Employee’s duties and responsibilities hereunder or create a conflict of interest with the Company.

10.    Arbitration.  All claims or controversies between Employee and the Company relating in any manner whatsoever to Employee’s employment with the Company or the termination of that employment shall be resolved by arbitration before one arbitrator in accordance with the then applicable JAMS Employment Arbitration Rules and Procedures, which can be found at www.jamsadr.com. Claims subject to arbitration shall include contract claims, tort claims, claims relating to compensation and stock options, as well as claims based on any federal, state, or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act (“Arbitrable Claims”).  However, claims for unemployment insurance, claims under applicable workers’ compensation laws, and claims under the National Labor Relations Act shall not be subject to arbitration.  The Arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claims were brought in a court of law.  The arbitrator shall have the authority to consider and decide pre-hearing motions, including dispositive motions.

Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award.  Otherwise, neither party shall initiate or prosecute any lawsuit in any way related to any Arbitrable Claim, including without limitation any claim as to the making, existence, validity, or enforceability of the agreement to arbitrate.  All arbitration hearings under this Agreement shall be conducted in or near Berkeley, California.  Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims, except that either party may, at its option, seek injunctive relief under Cal. Code Civ. Proc. § 1281.8 in a court of competent jurisdiction for any claim or controversy arising out of or related to the unauthorized use, disclosure, or misappropriation of the confidential and/or proprietary information of either party.

Each party shall pay for its own costs and attorney’s fees, if any.  However, if any party prevails on a statutory claim which affords the prevailing party attorney’s fees, then the arbitrator may award reasonable attorney’s fees and costs to the prevailing party as provided by law.  The costs and fees of the arbitrator shall be paid by the Company.

THE PARTIES UNDERSTAND AND AGREE THAT THIS AGREEMENT TO ARBITRATE CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES SUBJECT TO ARBITRATION UNDER THIS AGREEMENT.

11.  Severability.  In any provision of this Agreement shall be held by a court or arbitrators to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of the Agreement shall remain in full force and effect.  In the event that the time period or scope of any provision is declared by a court or arbitrators of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrators deem enforceable, then such court or arbitrators shall reduce the time period or scope to the maximum time period or scope permitted by law.

12.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

13.  Successors and Assigns.  Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of the successors and assigns of the Company.  Employee agrees that Employee shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement.  The Company may transfer its rights hereunder to any other person or entity.

14.  Amendments; Waivers.  This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Employee and by a duly authorized representative of the Company other than Employee.  By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such a waiver shall not operate as a waiver of, or estoppel with respect to, any other subsequent failure.  No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, no shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

15.  Entire Agreement.  The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to terms of Employee’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Proprietary Information Agreement attached as Exhibit A, and the Company’s Share Option Plans and Agreements).

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

XOMA (US) LLC.

By:  _____________________________________                       _____________________________________
Charles C. Wells Vice President, Human Resources and Information Technology	John Varian Interim Chief Executive Officer